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                                                                    EXHIBIT 23.3


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS
                   -----------------------------------------


As independent public accountants, we hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (No. 33-93874) and Form S-8 (Nos. 33-83124 and 333-04379) of Evergreen Media Corporation of our report dated March 1, 1996 (except for Note 9 to the accompanying financial statements as of December 31, 1995 and for the year then ended as to which the date is August 14, 1996), included in Evergreen Media Corporation's Form 8K dated September 20, 1996.

/s/  Miller, Kaplan, Arase & Co.

MILLER, KAPLAN, ARASE & CO.

North Hollywood, California
September 20, 1996